Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Raphael Gross
203-682-8253
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Reports Financial Results
for the First Quarter 2020 and Provides Business Update

SYRACUSE, N.Y. – (BUSINESS WIRE) – May 7, 2020 – Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST) today reported financial results for the first quarter ended March 29, 2020 and provided a business update.

Highlights for the First Quarter of 2020 versus the First Quarter of 2019 Include:

•
Total revenue increased 20.9% to $351.5 million (including $67.4 million in restaurant sales from restaurants acquired in the Cambridge acquisition completed in the second quarter of 2019) from $290.8 million in the prior year quarter;

•
Comparable restaurant sales for the Company’s Burger King® restaurants decreased 5.7% compared to a 2.4% increase in the prior year quarter, and during the last month of the quarter comparable restaurant sales decreased 16.8%;

•
Comparable restaurant sales for the Company’s Popeyes® restaurants increased 3.2% compared to comparable restaurant sales under previous ownership in the prior year quarter, and during the last month of the quarter comparable restaurant sales decreased 2.8%;

•	Adjusted EBITDA(1) was $4.0 million compared to $13.3 million in the prior year quarter;

•	Adjusted Restaurant-Level EBITDA(1) was $22.8 million compared to $28.7 million in the prior year quarter;

•	Net loss was $22.2 million, or $0.44 per diluted share, compared to net loss of $11.5 million, or $0.32 per diluted share, in the prior year quarter; and

•	Adjusted Net Loss(1) was $19.3 million, or $0.38 per diluted share, compared to Adjusted Net Loss of $10.2 million, or $0.28 per diluted share, in the prior year quarter.

(1)
Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Loss are non-GAAP financial measures. Refer to the definitions and reconciliation of these measures to net income (loss) or to income (loss) from operations in the tables at the end of this release.

Business Update

Since the onset of the COVID-19 pandemic, we have taken numerous steps to adapt our business to the current environment as well as to better position the Company for the future. These steps include:

•
Continuing to serve drive-thru and, at certain locations, at the counter for take-out as we prioritize the health and safety of our employees and customers. Take-out and drive-thru orders comprised approximately 75% of restaurant sales in 2019;

•	Keeping our restaurants stocked with hand sanitizers, masks, gloves, and thermometers;

•
Launching delivery services to the majority of our Burger King and Popeyes restaurants, ahead of our original timetable. Delivery sales are now approximately $800,000 per week (approximately 3% of total restaurant sales);

•	Modifying restaurant operating hours based on day-part sales trends and local ordinances while making adjustments to have the appropriate amount of labor for all operating day parts;

•
Rationalizing all ongoing expenses, and where possible, reducing corporate and regional overhead and restaurant labor, cost of sales, and operating expense levels. These adjustments include reducing regional and corporate overhead by $5 million to $7 million on an annualized basis, achieved by streamlining our regional management structure, a 10% reduction in non-restaurant wages, instituting a company-wide hiring freeze, and adjusting restaurant labor costs to reflect revised restaurant hours and accessibility;

•	Working closely with our landlords to negotiate reduced or deferred cash rent obligations and optimizing payment terms with key vendors and suppliers;

•
Revaluating all capital expenditures and delaying all projects that have not yet commenced other than critical restaurant maintenance issues. Approximately $25 million of capital expenditure spending was incurred during the first quarter, the majority of which was carryover spend from projects commenced in 2019. Full year estimated range of capital expenditure spending is $35 million to $40 million, net of sale lease-back proceeds;

•	Suspending any acquisition activity and our stock repurchase program;

•	Temporarily closing 46 locations in March, 2020, including 42 Burger King and four Popeyes restaurants that were geographically close to other Company restaurants;

•	Opening five Burger King restaurants to date in 2020 that commenced construction in 2019 and closing 11 restaurants year-to-date that were EBITDA negative; and

•
Enhancing our sources of liquidity by increasing our revolver borrowing capacity by $30.8 million to a total of $145.8 million on April 8, 2020. As of May 5, 2020, we had $111.8 million of outstanding borrowings and $9.7 million of letters of credit issued under our revolving credit facility. In terms of liquidity, as of May 5, 2020 the Company had $77.8 million of available funds consisting of $24.4 million available to be drawn on the Company’s revolving credit facility and approximately $53.4 million in cash deposits.

Recent Weekly Comparable Restaurant Sales Trends
Comparable restaurant sales for our Burger King restaurants have improved over the past several weeks from a low of (33.8%) during the last week of March to (6.4%) over the past week, while our Popeyes restaurants improved from (19.0%) to 14.5%, respectively. At this revenue trajectory combined with the operational actions taken, we currently estimate that the Company is on a path to generating positive free cash flow during the second quarter of 2020.

Weekly comparable restaurant sales increases/(decreases) for the week ending March 22, 2020 through the week ending May 3, 2020 are as follows:

Fiscal Month	March 2020		April 2020				May 2020
Week Ended	Mar 22	Mar 29	Apr 5	Apr 12	Apr 19	Apr 26	May 3
Burger King	(27.30)%	(33.80)%	(30.60)%	(29.40)%	(12.80)%	(13.70)%	(6.40)%
Popeyes	(9.20)%	(19.00)%	(15.10)%	(10.10)%	13.8%	21.4%	14.5%
Management Commentary

Daniel T. Accordino, Chairman and Chief Executive Officer of Carrols, commented, “While we began 2020 with renewed optimism, we and our fellow citizens were faced with a whole new set of challenges beginning in March due to COVID-19. We immediately took the necessary steps to ensure the safety and well-being of our employees and guests and then quickly and efficiently pivoted our business operations and improved our financial liquidity. On behalf of the management team, I would like to personally thank each and every one of our employees for their tremendous efforts in adapting our restaurant operations to the current environment and for their commitment to help feed America during this challenging time.”

Accordino concluded, “We are encouraged that our weekly trend for comparable restaurant sales has begun to stabilize and improve over the past few weeks and are hopeful that conditions will further strengthen as businesses begin to reopen and we return to a modified state of ‘normalcy’. Still, we cannot predict what the near-term future holds with any certainty and when or the manner in which the conditions surrounding the COVID-19 pandemic will change but we will be ready to make additional adjustments to our business as needed. Accordingly, we have withdrawn our full year 2020 guidance as it can no longer be relied upon.”

Balance Sheet Update

The Company ended the first quarter of 2020 with cash and cash equivalents of $41.3 million, and long-term debt (including current portion), finance lease liabilities and lease financing obligations of $536.7 million, including $111.8 million drawn on its revolving credit facility. Carrols’ First Lien Net Leverage Ratio, as defined in the Company’s Senior Credit Facility, was 5.00 times at March 29, 2020 compared to a maximum permitted of 5.75 times. Updated information regarding current cash balances and liquidity can be found in the “Business Update” section above.

Withdrawal of Prior Full Year 2020 Outlook

Given the ongoing uncertainty around the magnitude and duration of the COVID-19 pandemic, we are withdrawing our previously issued guidance for the full year 2020.

Conference Call Today

Daniel T. Accordino, Chairman and Chief Executive Officer, and Anthony E. Hull, Chief Financial Officer, will host a conference call to discuss first quarter 2020 financial results and provide a business update today at 8:30 AM ET.

The conference call can be accessed live over the phone by dialing 412-317-6026. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the passcode is 10142718. The replay will be available until Thursday, May 14, 2020. Investors and interested parties may listen to a webcast of this conference call by visiting www.carrols.com under the tab “Investor Relations”.

About the Company

Carrols is one of the largest restaurant franchisees in the United States, and currently operates approximately 1,095 restaurants. It is the largest BURGER KING® franchisee in the United States currently operating 1,030 BURGER KING® restaurants and also operating 65 POPEYES® restaurants. It has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties, including the impact of COVID-19 on Carrols’ business, as included in Carrols' filings with the Securities and Exchange Commission.

Carrols Restaurant Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(unaudited)
	Three Months Ended (a)
	March 29, 2020	March 31, 2019
Revenue:
Restaurant sales	$351,518	$290,789
Costs and expenses:
Cost of sales	102,927	82,575
Restaurant wages and related expenses	124,575	100,192
Restaurant rent expense	29,454	21,916
Other restaurant operating expenses	57,978	45,605
Advertising expense	13,876	11,872
General and administrative expenses (b) (c)	20,787	19,724
Depreciation and amortization	21,031	15,292
Impairment and other lease charges	2,881	910
Other expense (income), net (d)	56	(2,129)
Total costs and expenses	373,565	295,957
Loss from operations	(22,047)	(5,168)
Interest expense	7,140	5,947
Loss before income taxes	(29,187)	(11,115)
Provision (benefit) for income taxes	(6,978)	354
Net loss	$(22,209)	$(11,469)

Basic and diluted net loss per share (e)(f)	$(0.44)	$(0.32)
Basic weighted average common shares outstanding	50,821	36,045
Diluted weighted average common shares outstanding	50,821	36,045

(a)	The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three months ended March 29, 2020 and March 31, 2019 each included thirteen weeks, respectively.

(b)	General and administrative expenses include acquisition and integration costs of $0.1 million and $2.7 million for the three months ended March 29, 2020 and March 31, 2019, respectively.

(c)	General and administrative expenses include stock-based compensation expense of $1.1 million and $1.5 million for the three months ended March 29, 2020 and March 31, 2019 respectively.

(d)
Other income, net, for the three months ended March 31, 2019 included a $1.9 million gain related to a settlement with Burger King Corporation for the approval of new restaurant development by other franchisees which unfavorably impacted our restaurants.

(e)	Basic net loss per share was computed excluding loss attributable to preferred stock and non-vested restricted shares unless the effect would have been anti-dilutive for the periods presented.

(f)
Diluted net loss per share was computed including shares issuable for convertible preferred stock and non-vested restricted shares unless their effect would have been anti-dilutive for the periods presented.

Carrols Restaurant Group, Inc.
Supplemental Information

The following table sets forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except number of restaurants, percentages and average weekly sales per restaurant):

	(unaudited)
	Three Months Ended (a)
	March 29, 2020	March 31, 2019

Revenue:
Burger King restaurant sales	$329,637	$290,789
Popeyes restaurant sales	21,881	—
Total revenue	$351,518	$290,789
Change in Comparable Burger King Restaurant Sales (a)	(5.7)%	2.4%

Average Weekly Sales per Burger King Restaurant (b)	$24,614	$26,529
Average Weekly Sales per Popeyes Restaurant (b)	$25,978	$—

Adjusted Restaurant-Level EBITDA (c)	$22,797	$28,697
Adjusted Restaurant-Level EBITDA margin (c)	6.5%	9.9%

Adjusted EBITDA (c)	$3,972	$13,348
Adjusted EBITDA margin (c)	1.1%	4.6%

Adjusted Net Loss (c)	$(19,317)	$(10,196)
Adjusted diluted net loss per share (c)	$(0.38)	$(0.28)

Number of Burger King restaurants:
Restaurants at beginning of period	1,036	849
New restaurants (including offsets)	3	2
Restaurants closed (including offsets)	(11)	(6)
Restaurants at end of period	1,028	845
Average Number of Restaurants:	1,030.2	843.2

Number of Popeyes restaurants:
Restaurants at beginning of period	65	—
New restaurants	—	—
Restaurants at end of period	65	—
Average Number of Restaurants:	64.8	—

	At 3/29/2020	At 12/29/2019
Long-term debt and finance lease liabilities (d)	$536,714	$472,343
Cash and cash equivalents	41,272	2,974

(a)
Restaurants we acquire are included in comparable restaurant sales after they have been operated by us for 12 months. Sales from restaurants we develop are included in comparable sales after they have been open for 15 months. The calculation of changes in comparable restaurant sales is based on the comparable 13-week period.

(b)	Average weekly sales per restaurant are derived by dividing restaurant sales for the comparable 13-week by the average number of restaurants operating during such period.

(c)
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Restaurant-Level EBITDA, Adjusted Restaurant-Level EBITDA margin and Adjusted Net Loss are non-GAAP financial measures and may not necessarily be comparable to other similarly titled captions of other companies due to differences in methods of calculation. Refer to the Company's reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted Net Loss, and to the Company's reconciliation of loss from operations to Adjusted Restaurant-Level EBITDA for further detail. Both Adjusted EBITDA margin and Adjusted Restaurant-Level EBITDA margin are calculated as a percentage of restaurant sales. Adjusted diluted net loss per share is calculated based on Adjusted Net Loss and reflects the dilutive impact of shares, where applicable, based on Adjusted Net Loss.

(d)
Long-term debt and finance lease liabilities (including current portion and excluding deferred financing costs and original issue discount) at March 29, 2020 included $421,813 of the Company's Term Loan B under our senior credit facility, $111,750 of outstanding revolving borrowings under the Company's senior credit facility, $1,193 of lease financing obligations and $1,958 of finance lease liabilities. Long-term debt and finance lease liabilities (including current portion and excluding deferred financing costs and original issue discount) at December 29, 2020 included $422,875 of the Company's Term Loan B under our senior credit facility, $45,750 of outstanding revolving borrowings under the Company's senior credit facility, $1,194 of lease financing obligations and $2,524 of finance lease liabilities.

Carrols Restaurant Group, Inc.
Reconciliation of Non-GAAP Measures
(In thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	March 29, 2020	March 31, 2019
Reconciliation of EBITDA and Adjusted EBITDA: (a)
Net loss	$(22,209)	$(11,469)
Provision (benefit) for income taxes	(6,978)	354
Interest expense	7,140	5,947
Depreciation and amortization	21,031	15,292
EBITDA	(1,016)	10,124
Impairment and other lease charges	2,881	910
Acquisition and integration costs (b)	81	2,656
Abandoned development costs (c)	688	57
Pre-opening costs (d)	89	68
Litigation costs (e)	61	136
Other expense (income), net (f)	56	(2,129)
Stock-based compensation expense	1,132	1,526
Adjusted EBITDA	$3,972	$13,348

Reconciliation of Adjusted Restaurant-Level EBITDA: (a)
Loss from operations	$(22,047)	$(5,168)
Add:
General and administrative expenses	20,787	19,724
Pre-opening costs (d)	89	68
Depreciation and amortization	21,031	15,292
Impairment and other lease charges	2,881	910
Other expense (income), net (f)	56	(2,129)
Adjusted Restaurant-Level EBITDA	$22,797	$28,697

Reconciliation of Adjusted Net Loss: (a)
Net loss	$(22,209)	$(11,469)
Add:
Impairment and other lease charges	2,881	910
Acquisition and integration costs (b)	81	2,656
Abandoned development costs (c)	688	57
Pre-opening costs (d)	89	68
Litigation costs (e)	61	136
Other expense (income), net (f)	56	(2,129)
Income tax effect on above adjustments (g)	(964)	(425)
Adjusted Net Loss	$(19,317)	$(10,196)
Adjusted diluted net loss per share	$(0.38)	$(0.28)
Adjusted diluted weighted average common shares outstanding	50,821	36,045

(a)
Within our press release, we make reference to EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Loss which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude impairment and other lease charges, acquisition and integration costs, stock-based compensation expense, loss on extinguishment of debt, restaurant pre-opening costs, non-recurring litigation costs and other non-recurring income or expense. Adjusted Restaurant-Level EBITDA represents loss from operations as adjusted to exclude general and administrative expenses, depreciation and amortization, impairment and other lease charges, restaurant-level integration costs, pre-opening costs, loss on extinguishment of debt, and other non-recurring income or expense. Adjusted Net Loss represents net loss as adjusted, net of tax, to exclude impairment and other lease charges, acquisition costs and integration costs, gain on bargain purchase, pre-opening costs, non-recurring litigation costs and other non-recurring income or expense.

We are presenting Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results, as well as with those of other similar companies. Additionally, we present Adjusted Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses such as salaries and expenses associated with corporate and administrative functions that support the development and operations of our restaurants, legal, auditing and other professional fees, acquisition costs, restaurant pre-opening costs and stock-based compensation expense. Although these costs are not directly related to restaurant-level operations, these expenses are necessary for the profitability of our restaurants. Additionally, this financial measure may not be comparable to a similarly titled caption for other companies. Management believes that Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the table above, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA and Adjusted Restaurant-Level EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced.
However, EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net loss from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables above provide reconciliations between net loss and EBITDA, Adjusted EBITDA and Adjusted Net Loss and between loss from operations and Adjusted Restaurant-Level EBITDA.

(b)
Acquisition and integration costs for the three months ended March 31, 2019 of $2.7 million, mostly include legal and professional fees incurred in connection with the acquisition of 165 Burger King and 55 Popeyes restaurants from Cambridge Holdings, LLC, which were included in general and administrative expense.

(c)	Abandoned development costs for the three months ended March 29, 2020 and March 31, 2019 represent the write off of capitalized costs due to the abandoned development of future restaurant locations.

(d)	Pre-opening costs for the three months ended March 29, 2020 and March 31, 2019 include training, labor and occupancy costs incurred during the construction of new restaurants.

(e)	Legal costs for the three months ended March 29, 2020 include litigation expenses pertaining to an ongoing lawsuit with one of the Company's former vendors.

(f)
Other income, net for the three months ended March 31, 2019 included a $1.9 million gain related to a settlement with Burger King Corporation for the approval of new restaurant development by other franchisees which unfavorably impacted our restaurants.

(g)
The income tax effect related to the adjustments to Adjusted Net Loss during the periods presented was calculated using an incremental income tax rate of 25% for the three months ended March 29, 2020 and March 31, 2019.